                                                                  EXHIBIT (10.2)

                         AMENDMENT TO SERVICE AGREEMENT


  This Amendment to Service Agreement made and entered into this 1st day of April 1996 by and between Oak Brook Bank, 1400 Sixteenth Street, Oak Brook, Illinois 60521 ("Buyer") and First Data Resources Inc., 7301 Pacific Street, Omaha, Nebraska 68114 ("FDRI").

                             W I T N E S S E T H :

     WHEREAS, Buyer and FDRI heretofore entered into a Service Agreement dated as of November 22, 1991 as amended by Amendments to Service Agreement dated September 2, 1994, March 1, 1996, April 1, 1996 (the "Service Agreement"); and

     WHEREAS, Buyer and FDRI now desire to amend the Service Agreement as hereinafter more particularly set forth;

     NOW THEREFORE, Buyer and FDRI hereby agree as follows:

     1. Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of the Service Agreement are hereby amended to read as follows, effective March 1, 1996 (hereinafter referred to as the "Effective Date"):

          "2.1 FDRI's fees and charges for the services provided hereunder, during Processing Year 5, are set forth in Exhibit 'B'.

          2.2 During Processing Year 6, FDRI shall be allowed to increase any or all of the prices set forth in Exhibit 'B' by an amount not to exceed 2% of those charged during Processing Year 5. During Processing Year 7, FDRI shall be allowed to increase any or all of the prices set forth in Exhibit 'B' by an amount not to exceed 3% of those charged during Processing Year 6. During each Processing Year of the Renewal Period after Processing Year 7, FDRI shall be allowed to increase any or all of the prices set forth in Exhibit 'B' by an amount not to exceed the percentage change in the Consumer Price Index ('CPI') during a period described below; provided, however, that in no event shall such increase exceed 4% nor be less than 0%. For purposes of this paragraph, the CPI shall be the index compiled by the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U) having a base of 100 in 1982-84, using that portion of the index which appears under the caption 'All Items.' The percentage change in the CPI shall be calculated, and notification given to Buyer ninety (90) days in advance of the effective date of said increase, by comparing the CPI using a twelve (12) month period ending three (3) months prior to notification to Buyer and expressing the increase in said CPI through the twelve (12) month period as a percentage.

          2.3 (I) To facilitate the payment of processing fees and any other fee, tax, interest payment, charge or amount due or payable to FDRI under this Agreement, Buyer will provide FDRI with access to a bank account of Buyer's funds not requiring signature including notifying FDRI of the demand deposit account number and transit routing number for the account. FDRI may draw upon the bank account to pay fees, taxes, interest payments, charges, or any other amount due or payable to FDRI under the terms of this Agreement. The detailed records of the amounts drawn on the account of Buyer will be provided by FDRI to Buyer on a monthly basis.

               (ii) On the tenth (10th) business day of each month during the Processing Year, FDRI will debit the account of Buyer for the amount of $20,000.00 in lieu of debiting the actual processing fees and other amounts owed to FDRI by Buyer for such month (hereinafter referred to as the 'Mid-Month Progress Payment'). On the fifth (5th) business day of each month, FDRI will reverse the Mid-Month Progress Payment and debit the account for the actual processing fees and other amounts for the immediately preceding month as adjusted for any credits due to Buyer. The amount of the Mid-Month Progress Payment will remain constant through the conclusion of the Processing Year. At the conclusion of each Processing Year, the amount of the Mid-Month Progress Payment will be recalculated based upon fifty percent (50%) of the average monthly billing during the just completed Processing Year.

          2.4 (a) In each Processing Year of this Agreement after Processing Year 4, Buyer will pay FDRI processing fees equivalent to at least 85% of the processing fees paid for services during the previous Processing Year. In no event in any Processing Year shall Buyer pay FDRI less than $265,000.00 in processing fees. For purposes of this
          Section 2.4, processing fees shall include: (I) all fees and charges (prior to any Cardholder Growth Incentive Rebate or Merchant Growth Incentive Rebate which may be paid to Buyer by FDRI pursuant to
          Section 2.5) set forth in Exhibit 'B', with the exception of (a) off-line (non-system generated) embossing service fees, and (b) data circuit charges, postage, courier and other 'pass-through' fees; and
          (ii) all fees and charges (with the exception of any set-up fees) paid to FDRI by Buyer pursuant to the Behavior Scoring and Adaptive Control Service Agreement subsequently or contemporaneously herewith entered into among Buyer, FDRI and Fair, Isaac and Company, Inc.

               (b) Anything in paragraph (a) above to the contrary notwithstanding, in the event that all or essentially all of the merchant accounts of Buyer (the 'Merchant Accounts') should, during the remaining term of this Agreement, be acquired by a third party which third party has in effect, at the time of such acquisition, a written data processing services agreement with FDRI the remaining term of which is equal to or longer than the remaining term of this Agreement, then FDRI hereby agrees to do the following: (iii) with respect to FDRI's calculation of the minimum processing fees due FDRI by Buyer pursuant to paragraph (a) above for the Processing Year in which such termination occurs (the 'Termination Year'), FDRI agrees to adjust the amount of the minimum processing fees due during the Termination Year, reducing such amount based upon the number of whole calendar months of the Termination Year during which FDRI continued to process such Merchant Accounts on behalf of Buyer and the portion of Buyer's aggregate processing fees for such Processing Year which were generated by the Merchant Accounts, and
          (ii) with respect to FDRI's calculation of the minimum processing fees for the Processing Year immediately following the Termination Year, FDRI shall omit all processing fees which were generated by the Merchant Accounts during the Termination Year. Buyer agrees to give FDRI prompt written notice of any such acquisition.

          2.5 Upon the conclusion of each Processing Year of this Agreement, FDRI shall calculate: (I) the total amount of the Cardholder Processing Fees paid by Buyer to FDRI during the Processing Year, and
          (ii) the total amount of the Merchant Processing Fees paid by Buyer to FDRI during the Processing Year. In the event that Buyer pays to FDRI, during any Processing Year, Cardholder Processing Fees in excess of $550,000.00 and/or Merchant Processing Fees in excess of $125,000.00, then within forty five (45) days following the conclusion of such Processing Year, FDRI agrees to pay to Buyer a 'Cardholder Growth Incentive Rebate' and/or a 'Merchant Growth Incentive Rebate', as applicable.

               1. The Cardholder Growth Incentive Rebate shall be an amount equivalent to a percentage of the total amount of Cardholder Processing Fees paid by Buyer to FDRI during such Processing Year, calculated as follows:

               Amount of Cardholder Processing
               Fees During the Processing Year    Percentage Rebate
               ---------------------------------  -----------------
                 $         0 - $550,000.00               0%
                 $550,000.01 - $650,000.00               2%
                 $650,000.01 - $750,000.00             2.5%
                 $750,000.01 - $850,000.00               3%
                 $850,000.01 - $950,000.00             3.5%
                 $950,000.01 - over                      4%

               By way of example, if Buyer pays to FDRI, during a Processing Year, $700,000.00 in Cardholder Processing Fees, then the amount of the Cardholder Growth Incentive Rebate for such Processing Year shall be $17,500.00 ($700,000.00 x 2.5%).

               2. The Merchant Growth Incentive Rebate shall be an amount equivalent to a percentage of the total amount of Merchant Processing Fees paid by Buyer to FDRI during such Processing Year, calculated as follows:

                   Amount of Merchant Processing
                   Fees During the Processing Year      Percentage Rebate
                   -------------------------------      -----------------
                    $         0 - $125,000.00                   0%
                    $125,000.01 - $175,000.00                   5%
                    $175,000.01 - $375,000.00                  15%
                    $375,000.01 - $675,000.00                  20%
                    $675,000.01 - over                         25%

          For purposes of this Section 2.5, Cardholder Processing Fees shall include all processing fees (as defined in Section 2.4) which relate to Buyer's cardholder servicing, and Merchant Processing Fees shall include all processing fees which relate to Buyer's merchant servicing. Notwithstanding the foregoing: (I) any service items which apply equally to both Buyer's cardholder servicing and Buyer's merchant servicing shall, unless otherwise indicated, be considered Cardholder Processing Fees for purposes of this Section 2.5, and (ii) Cardholder Inquiries (as set forth in Exhibit 'B', Section III - a of this Agreement) shall, for purposes of this Section 2.5, be considered Merchant Processing Fees. Cardholder Processing Fees and Merchant Processing Fees shall not consider any Growth Incentive Rebate paid to Buyer by FDRI pursuant to the provisions of this Section 2.5."

     2. Section 2.7 and Exhibits "C" and "E" of the Service Agreement are hereby deleted in their entirety, effective upon the Effective Date.

     3. The first sentence of the second paragraph in Section 5.1 of the Service Agreement is hereby amended to read as follows, effective upon the Effective Date:

          "In no event, however, shall the cumulative liability of FDRI to Buyer and its employees for any and all damages of any nature whatsoever during any Processing Year after Processing Year 4 exceed $265,000.00 or the amount of the processing fees (as defined in Section 2.4) paid to FDRI by Buyer during the previous Processing Year, whichever is greater."

     4. Sections 6.1 and 6.2 of the Service Agreement are hereby amended to read as follows, effective upon the Effective Date:

          "6.1 This Agreement shall continue in effect for an additional period of five (5) Processing Years (Years 5, 6, 7, 8 and 9), commencing on March 1, 1996 and ending on February 28, 2001 (the 'Renewal Period'). For purposes of this Agreement, a Processing Year shall mean a twelve
          (12) month period commencing on the first day of March and ending on the last day of February. Processing Year 5 shall commence on March 1, 1996.

          6.2 This Agreement shall automatically be extended and FDRI shall provide all services set forth in this Agreement for consecutive periods of one (1) Processing Year each ('Extension Periods') unless either party gives the other written notice at least six (6) months prior to the termination date of the Renewal Period or the then current Extension Period of its intention to not allow this Agreement to be so extended. During each such Extension Period, FDRI shall be allowed to increase any or all of the prices set forth in Exhibit 'B' by an amount calculated in the manner set forth in Section 2.2."

     5. Section 10.2 of the Service Agreement is hereby amended to read as follows, effective upon the Effective Date:

          "10.2 Buyer agrees that, during the remaining term of this Agreement, FDRI shall be Buyer's sole and exclusive provider of all transaction card services set forth in Exhibits 'A' and 'B' of this Agreement, including without limitation any commercial card (herein defined as any MasterCard or VISA related (I) small business card account, (ii) purchasing card account or (iii) corporate travel and expense card account) product services offered by FDRI, but excluding any debit card or home banking program offered by Buyer. Notwithstanding the foregoing, the following shall apply:

               (a) With the exception of commercial card services, for any products or services not currently offered by FDRI under this Agreement, Buyer shall have the right to perform for itself or have a third party perform any such services for Buyer, provided, that Buyer shall, prior to receiving any such services from a third party, review and discuss with FDRI any comparable service and pricing then currently offered by FDRI;

               (b) If any new merchant of Buyer (herein defined as any merchant which is not currently being processed by FDRI as of the effective date of this Agreement), following its introduction to FDRI's merchant data processing products and services, insists upon utilizing a vendor other than FDRI for its merchant data processing products or services, then Buyer shall not be obligated to have FDRI perform the services set forth in this Agreement for such merchant; provided, that for each electronic authorization performed by a third party, as indicated on FDRI's Common Authorization Report, Buyer shall pay FDRI a per Common Authorization charge, as set forth in Exhibit 'B', Section III - a of this Agreement, in addition to any other applicable charges set forth in this Agreement. Buyer shall be required to utilize FDRI's Common Authorization reporting program in connection with such services."

     6. Article 10 of the Service Agreement is hereby amended by the addition of the following, effective upon the Effective Date:

          "10.7 Buyer shall be responsible for any and all risk of loss to any tangible item (a) provided by FDRI for Buyer (including without limitation statements and embossed cards) upon the delivery of such items to the U.S. Postal Service or such other courier as Buyer may select, and (b) provided by Buyer to FDRI until actual receipt of such items by FDRI. It is expressly understood that the U.S. Postal Service and any courier selected by Buyer are the agents of Buyer and not FDRI.

          10.8 FDRI will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

          10.9 (a) Prior to March 1, 1996, Buyer will review the parameter settings and options within the FDRI system, as described in the User Manuals set forth in Exhibit 'A', Section I, and determine that FDRI's system provides such features and options, which will, if properly selected by or on behalf of Buyer, allow Buyer to comply with all applicable federal and state laws and contractual agreements of Buyer. To the extent that Buyer notifies FDRI of any change in federal and state law, subject to the limitations set forth below, FDRI agrees to develop reasonable enhancements to the FDRI system responsive to the identified change in federal and state law as specifically requested by Buyer. The obligation of FDRI set forth in the previous sentence is subject to the following limitations:

               (I) the change in federal and state law is generally applicable to a significant portion of FDRI's client base and does not relate solely to a requirement or preference of Buyer;

               (ii) the responsive enhancement requested by Buyer is consistent with the response requested by the majority of the affected client base (Buyer acknowledges that in many instances, responsive enhancements will be mediated by the Market Area Advisory Group maintained by FDRI ("MAAG") and agrees that development of an enhancement approved by the MAAG as responsive to the change in law shall satisfy FDRI's obligations under this subsection (a));

               (iii) FDRI shall have a reasonable time from the date Buyer notifies FDRI of the change in law and specifies the requested enhancement in which to design, code, test and implement the enhancement (in the determination of reasonableness, the extent and impact of the change in law on the FDRI client base, the relative importance of other enhancements, the complexity of the enhancement, and related issues of impact and resource allocation shall be considered and the effective date of the change in law shall not be determinative); and

               (iv) the responsive enhancement requested by Buyer does not impose a burden on FDRI (or the FDRI system) to determine the facts not available on the FDRI system, to make legal interpretations or conclusions, or to in any way shift Buyer's compliance responsibility to FDRI.

               (b) Buyer acknowledges and agrees that it is solely responsible for monitoring legal developments applicable to the operation of its business and transaction card operations, interpreting applicable state and federal laws, determining the requirements for compliance with all applicable state and federal laws, and maintaining an ongoing compliance program. Buyer acknowledges that FDRI provides transaction card processing services to financial institutions chartered and regulated by various state and federal agencies and nonfinancial institutions subject to different regulatory oversight such that FDRI cannot reasonably be expected to monitor or interpret the laws applicable to its diverse customer base, or provide compliance services to customers with respect to such laws. Consequently, Buyer agrees that FDRI has no responsibility to monitor or interpret laws applicable to Buyer's business, to monitor or review the terms and conditions of Buyer's transaction card programs or Buyer's selection of system options and programming, or to assure that Buyer's selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Buyer) is consistent with laws applicable to Buyer or the terms and conditions of Buyer's credit agreements with, or disclosure to, its cardholders.

               (c) FDRI shall be entitled to rely upon and use, without verification, any and all information, data and instructions any time submitted to FDRI by Buyer having to do with Buyer or Buyer's accounts, and FDRI shall have no responsibility or liability whatsoever for (I) the accuracy or inaccuracy thereof, (ii) the wording or text authored or submitted by Buyer to FDRI, for materials to be prepared or for other purposes, (iii) the wording or text appearing on any forms, transaction cards or other materials furnished by Buyer to FDRI, or (iv) any noncompliance of such information, data, instruction, wording or text with applicable laws, rules or regulations.

               (d) If Buyer, in its reasonable determination, concludes that the enhancement which FDRI developed pursuant to the notification from Buyer regarding the change in federal or state law, if any, does not allow Buyer to be in compliance with the applicable federal or state law, then Buyer shall notify FDRI in writing (the 'Notice'). The Notice shall specify in reasonable detail Buyer's basis for its position together with all information regarding the requirements, which Buyer reasonably needs to be in compliance with the federal or state law. After receipt of the Notice, FDRI shall provide Buyer with any alternative enhancements which FDRI can reasonably propose based on the Notice from Buyer (the 'Alternative'). If Buyer, in its reasonable determination, concludes that the Alternative does not allow Buyer to be in compliance with the applicable federal or state law, then Buyer may elect to terminate this Agreement; provided, however, that this termination option is exercised within sixty (60) days after Buyer receives the Alternative, and provided that such termination shall become effective on a date specified by Buyer, which date shall not be later than nine

          (9) months after Buyer's delivery to FDRI of a written notice of its intention to so terminate this Agreement."

     7. Exhibit's "A" and "B" of the Service Agreement are hereby amended to read as set forth in Attachment I hereto, effective upon the Effective Date.

     8. Within sixty (60) days following the execution of this Amendment to Service Agreement, FDRI shall pay to Buyer a "Signing Bonus" in the amount of $10,000.00. The Signing Bonus shall be paid to Buyer by FDRI in the form of a credit against processing fees due FDRI by Buyer for the calendar month during which the Signing Bonus is payable. Anything in the Service Agreement to the contrary notwithstanding, in the event that the Service Agreement is terminated, for whatever reason, prior to February 28, 2001, then Buyer agrees to repay to FDRI a prorated portion of the Signing Bonus based upon the total number of calendar months of the Renewal Period (as defined in Section 6.1 of the Service Agreement) elapsed prior to the effective date of such termination.

     9. As hereby amended and supplemented, the Service Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Service Agreement the day and year first above written.


FIRST DATA RESOURCES INC.                 OAK BROOK BANK

By:  /S/ROBIN SGROI                       By:  /S/ROSEMARIE BOUMAN
    ---------------------------               ----------------------------

Title:  Senior Vice President             Title: Executive Vice President and
      -------------------------                  Chief Financial Officer
                                                 -----------------------------

                                 ATTACHMENT I

                                  EXHIBIT "A"
                                  -----------

                                   SERVICES


I.   THE FOLLOWING DOCUMENTS SPECIFICALLY DESCRIBE THE SERVICES REFERRED TO IN
     SECTION II:

     User Manuals:

          Adjustments
          Application Controls
          Applications
          Authorizations
          Authorization Only
          Cardholder Account Maintenance
          Cardholder Billing
          Cardholder New Accounts
          Cardholder Non-Monetary Transactions
          Cardholder Plastics
          Cardholder Select
          Cardholder System Features
          Chargeback Message Codes
          Chargebacks
          Client-Defined Screens
          Collections
          Company Cards
          Credit
          Customer Inquiry Management System
          Customer Inquiry System
          Electronic Ticket Capture
          Equasion Correspondence
          Merchant New Accounts
          Merchant Non-Monetary Entry
          Merchant Processing
          Monetary Entry
          PIN Management
          Plastics Related Formats
          Product Control File
          Product Control File Utilities
          Reference Manual
          Reports Management System
          Retail Processing
          Retrievals

          Security
          Settlement
          Strategy Management
          System Administration
          System Overview

     Customer bulletins issued by FDR

II.  SERVICES

     A. FDRI will provide Buyer with an on-line terminal facility (not the terminals themselves), on-line access to Transaction Card processing software, adequate computer time and other mechanical Transaction Card services as more specifically described in the documents referred to in Section I.

     B. Reports will be made available to Buyer in accordance with FDRI's Reports Management System (RMS): (I) on hardcopy which shall be express mailed (overnight delivery) to Buyer from FDRI, (ii) via remote job entry (RJE) or Network Data Mover (NDM) transmission from FDRI, and/or (iii) on-line from FDRI, based upon Buyer's needs. Other pertinent documents shall also be made available to Buyer on hardcopy.

     C. Issuer's Clearinghouse Services (ICS): The system whereby FDRI processes and submits to the Issuer's Clearinghouse Service (ICS), on behalf of Buyer, information concerning potential and existing Cardholders in accordance with the operating regulations of MasterCard and VISA. Inquiries into FDRI's ICS on-line files utilizing FDRI's ICS on-line transactions by an employee of Buyer via Buyers's CRT terminals will be counted as a non-monetary transaction. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that FDRI's sole responsibility under the ICS services is to provide electronic data processing services to Buyer in connection with Buyer's use of the ICS. FDRI shall not be responsible for and assumes no responsibility for: (I) any damages, losses or liabilities whatsoever arising out of the use by Buyer of the ICS data bases, including any liability or obligation of Buyer arising out of or related to its compliance with the Fair Credit Reporting Act or any other applicable federal, state or local law or ordinance; (ii) the accuracy of any information supplied by Buyer to the ICS or for any verification of such information based upon reports provided to Buyer through the ICS; and (iii) Buyer's compliance with the operating regulations of MasterCard and VISA with respect to the ICS service. IN ADDITION, BUYER UNDERSTANDS THAT FDRI DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE USE AND OPERATION OF THE ICS, BOTH EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     D. FDRI shall provide Buyer's ETC Merchants with a 24 hour per day, 7 day per week, toll-free telephone number through which FDRI will answer the Merchants' questions regarding batch balancing and assist Merchants in reconciling out-of-balance batches. (Service Plus Help Center) FDRI will also answer the Merchants' questions regarding terminal operations, ETC procedures and basic terminal programming procedures. The degree of assistance to be provided will depend on the type of terminal utilized. FDRI will also provide assistance in differentiating between network, hardware and programming problems and recommend an appropriate course of action.

     E. FDRI shall provide Buyer and Buyer's Transaction Card Affiliates with PC Remote Access Services as described in Section III of this Exhibit "A". In order for Buyer and Buyer's Transaction Card Affiliates to have access to the PC Remote Access Services, Buyer and Buyer's Transaction Card Affiliates shall be responsible, at their expense, for all computer equipment and PC software at Buyer's and Buyer's Transaction Card Affiliates' locations necessary to so access the services, as such hardware and software requirements are specified by FDRI. All communication charges associated with accessing the FDRI computers and equipment used to provide the PC Remote Access Services shall be paid by Buyer.

     F. FDRI shall, with respect to those telephone area codes where such service is available, perform electronic point-of-sale ("POS") authorization services on behalf of Buyer through existing POS terminals at Buyer's Merchants' locations by the utilization of a "950" telephone number which will be provided to Buyer's Merchants (hereinafter referred to as "950 Access Services"). 950 Access Services shall be performed in accordance with the description of Dial-Up Point-of-Sale (POS) Inquiries set forth in this Exhibit "A", and per inquiry prices for 950 Access Services shall be as set forth in Exhibit "B". Notwithstanding anything in this Agreement to the contrary, Buyer agrees that FDRI's obligation to provide 950 Access Services shall automatically terminate without penalty or financial obligation of any type or kind to FDRI upon the effective date of the termination of the relationship, for whatever reason, between FDRI and the third party vendor selected by FDRI to provide FDRI and its Buyers with 950 Access Services. In the event of such termination, Buyer shall, upon the effective date of such termination, commence to receive Local Line or WATS Line (whichever is appropriate) Dial-Up Point-of-Sale Terminal Inquiry services at the then current rates in this Agreement for such services.

     G.   Specific Services are defined in Section IV.

III. DEFINITIONS:

ACCD Downloaded
  Account Each selected Cardholder Account of Buyer which is transmitted to Buyer, or any other third party acting on Buyer's behalf, for collection purposes in connection with Buyer's Automated Buyer Calling Device
                         (ACCD).

Acquirer Chargeback      Each return of a Ticket and receipt of the amount
                         thereof from an Acquirer to an Issuer as provided for in the then current MasterCard and VISA rules and regulations. Acquirer Chargebacks will be forwarded by FDRI to Buyer for resolution via the On-Line Direct
                         Sell Chargeback System.

Account-Level Processing
  (ALP) - Cardholder
  Pricing Account on
  File Each account of a Cardholder of Buyer using Account-Level Processing that remains on Buyer's masterfile on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report. ALP Services-Cardholder Pricing allow Buyer the ability to set, change and monitor pricing parameters (including but not limited to annual percentage rate, penalty fees, minimum payment calculations and annual charges) on a Cardholder Account automatically at the level of the individual Account based upon decision tables built by Buyer.

Additional Merchant
  Card Types on File     Each variety of Transaction Card, other than Mastercard
                         International, Inc. ("MasterCard") and VISA U.S.A. Inc.
                         ("VISA"), for which a Merchant Account on File accepts transactions and/or authorizations from Cardholders, including but not limited to American Express Travel
                         Related Services Company, Inc. ("Amex"), Discover Card,
                         Inc. ("Discover"), JCB International Credit Card
                         Company, Ltd. ("JCB"), and Citicorp Diner's Club Inc.
                         ("Diner's Club").

Address Verification -
  Voice Each voice inquiry request received by FDRI from a Merchant requesting a confirmation of the address of a Cardholder.

ARU Authorization -
  Local Line Inquiry     Each audio response unit (ARU) authorization service
                         provided to a Merchant of Buyer by the use of a touch-tone telephone and local line telecommunication services. Buyer shall pay FDRI for each instance during which FDRI has electronic contact with a Merchant of Buyer and receives the Merchant number. In addition, if an audio response unit authorization inquiry results in a voice inquiry, Merchant request for assistance or a security action, Buyer will pay FDRI for the audio response unit authorization and the appropriate voice and/or security action charge as provided in this Agreement.

ARU Authorization -
  WATS Line Inquiry      Each audio response unit (ARU) authorization service
                         provided to a Merchant of Buyer by the use of a touch-tone telephone and WATS line telecommunication services. Buyer shall pay FDRI for each instance during which FDRI has electronic contact with a Merchant of Buyer and receives the Merchant number. In addition, if an audio response unit authorization inquiry results in a voice inquiry, Merchant request for assistance or a security action, Buyer will pay FDRI for the audio response unit authorization and the appropriate voice and/or security action charge as provided in this Agreement.

Assistance Request
  (Voice) Each miscellaneous Buyer assistance request from a Cardholder or Merchant of Buyer that is received by FDRI's voice authorization center.

Automatic Chargeback     Each automatic initiation of a chargeback by the FDRI
                         System based upon predefined parameters for transactions involving an expired account plastic, an account listed in the Combined Warning Bulletin, or an account which exceeds presentment parameters.

Automatic Rush
  Embossing              Each rush servicing of a Buyer request for a Cardholder
                         embossed plastic and/or PIN/Post Mailers through use of on-line rush program on the FDRI System.

Batch Authorization
  Inquiry Each inquiry processed for Merchants of Buyer, including but not limited to address verification, sent to FDRI via magnetic tape, tape to tape transmission or remote job entry (RJE) transmission from Buyer or Buyer's Merchant.

Batch Header - FDRI
  Entered Each summarization of Merchant Tickets deposited by the Merchant, or by Buyer, and entered by FDRI via hardcopy received from Buyer.

Batch Header -
  Remote/Tape Entered    Each summarization of Merchant Tickets deposited by the
                         Merchant or by Buyer, and entered remotely from Buyer's terminal(s) or transmitted electronically to FDRI via magnetic tape or tape transmission from Buyer or a third party acting on Buyer's behalf.

Braille Embossing        Each plastic card for which FDRI has embossed Braille
                         characters on the front of the plastic.

Card Activation-ANI
  Call Each automatic initiation of an on-line transaction in conjunction with an Automatic Number Identification
                         (ANI) process via an audio
                         response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Buyer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-ARU
  Call-FDRI              Each initiation of an on-line transaction by the
                         confirmation of Buyer requested data captured from Buyer's Cardholder, via an audio response unit (ARU), changing the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Buyer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-Buyer
  Processed              Each entry of an on-line transaction by Buyer to change
                         the status of a Cardholder Account associated with certain newly issued or reissued plastics (as determined by Buyer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation-Voice
  Call-FDRI              Each entry of an on-line transaction by FDRI, on behalf
                         of Buyer, in conjunction with the confirmation of Buyer requested data obtained from the Buyer's Cardholder via a voice call, changing the status of a Cardholder
                         Account associated with certain newly issued or reissued plastics (as determined by Buyer), from "inactive" (under certain parameters) to "active" for transaction authorization purposes.

Card Activation
  Labeling-General Use   Each affixation of a sticker to each embossed plastic
                         in a Buyer Cardholder embossing run; generic sticker included at no additional charge.

Card Activation
  Labeling-Selective
  Use Each affixation of a sticker to each embossed plastic selectively identified by Buyer; generic sticker included at no additional charge.

Card Carrier Printing    The printing of Buyer's Cardholder information on a
                         Buyer-specified card carrier form.

Cardholder Account
  on File Each account of a Cardholder of Buyer (including but not limited to charged off and authorization only accounts) that remains on Buyer's master file at FDRI on the last processing day of the calendar month as defined on the CD-121 Ledger Activity Report or the equivalent report.

Cardholder Annual
  Activity Summary       Each annual summarization of activity associated with a
                         Transaction Card issued by Buyer.

Cardholder Annual
  Activity Summary
  Detail Storage         Each Cardholder Account for which annual activity
                         summary detail is stored in an electronic format.

Cardholder
  Authorization Inquiry  Each instance in which the Cardholder records of Buyer are accessed for an authorization, including but not limited to personal identification number (PIN) verification and Cardholder address verification services, or when the authorization request is switched to Buyer's location to access the off-site Cardholder masterfile of Buyer.

Cardholder Hot Call
  Fraud Referral         Each authorization attempt on a Cardholder Account of
                         Buyer statused lost/stolen or Code 10 authorization transaction where FDRI's Fraud Management Voice
                         Operations conducts an identification process, instructs the Merchant on the authorization's disposition and attempts recovery of the Transaction
                         Card if the Card is identified as Lost/Stolen.
                         Additionally, FDRI may instruct the Merchant to recover the Transaction Card and, at Buyer's option based upon predefined criteria, FDRI shall dispatch the police to the Merchant location.

Cardholder Hot Call
  Referral Each authorization requiring intervention because Buyer has requested recovery of the account plastic or positive identification in order to complete the authorization transaction.

Cardholder Monetary
  Transaction            Each posting of a monetary transaction to Buyer's
                         Cardholder Accounts, including but not limited to sales, returns, cash advances, payments, reversals, adjustments and annual charges.

Cardholder Monetary/
  Non-Monetary
  Transaction - FDRI
  Entered Each Cardholder Monetary Transaction and Cardholder Non-Monetary/On-Line Transaction entered by FDRI on behalf of Buyer, including but not limited to stub payment entry, non-monetary transactions, monetary reversals and adjustments and RPS address changes.

Cardholder New
  Accounts - FDRI
  Entered                Each new account entered by FDRI on Buyer's behalf.

Cardholder Non-Monetary/
  On-line Transaction    Each entry of non-monetary information subsequently
                         posted or unposted to a Cardholder masterfile of Buyer, or an inquiry into the computer records of Buyer and its Cardholders (potential and existing) by the use of a terminal, through an ATM, or by tape.

Cardholder Notice        Each brief notification to a Cardholder of Buyer
                         prepared by FDRI's computer at the request of Buyer based upon Buyer's Product Control File or a CRT entry request made by an employee of Buyer, including but not limited to delinquency notices, delinquency statements, overlimit notices and first activity notices. This service includes any preparation required for delivery.

Cardholder Statement     Each periodic summarization of activity (whether
                         printed or otherwise) associated with a Transaction
                         Card issued by Buyer or Buyer's Transaction Card
                         Affiliates, including but not limited to single statements, dual statements, and reprints of information from a CIS Statement currently stored on-line on the FDRI System. Service includes statement messaging on original statements and preparation required for delivery.

Cardholder Statement
  Mailing The preparation by FDR for mailing, via the United States Postal Service, of each Cardholder Statment on behalf of Buyer.

Cardholder Statement
  Insert Each inserting of advertising or other item of information not contained on a Cardholder Statement into an envelope containing a Cardholder Statement: inserts required by state or federal law do not apply.

Carrier Insert/Meter/
  Mail Each inserting of a prefolded card carrier, containing merged Cardholder plastic, into #10 window envelope: a standard envelope is included.

Check Order Service      Daily or monthly downloading of Cardholder data, via
                         transmission or magnetic tape, to a third party vendor selected by Buyer for the production of certain items for Cardholders of Buyer including but not limited to convenience checks and check re-orders based upon an on-line request made by an employee of Buyer or automatically generated by the FDRI System on behalf of Buyer.

CIMS FDRI's Customer Inquiry Management System (CIMS) is an on-line system which provides the means to log, assign and track Buyer Inquiries. Under CIMS, a Customer Inquiry shall mean a request for information received from a Buyer of Buyer either by mail, phone, walk-in or some other medium. A Workcase is the basic work unit within CIMS; it represents a Customer Inquiry. Workcase Option with Variables ("WOV") Services shall also be available under CIMS at Buyer's option.

CIMS Log-Only Workcase   Each Workcase that is entered into CIMS by Buyer for
                         internal reporting purposes only; no follow-up is required by Buyer's personnel.

CIMS Regular Workcase    Each Workcase that, for whatever reason, requires
                         review, task completion and/or follow-up by Buyer's personnel in order to resolve a Customer Inquiry.

CIMS Regular Workcase
  Action Each (i) task which is performed in the resolution of a Regular Workcase or (ii) brief communication that contains directive, advisory or informative matter stored within an Action Workcase that is entered by Buyer's personnel.

CIMS WOV Workcase        Each optional Workcase that sends variable information
                         to a file for downloading to Buyer. Actions may be used to establish the specific grouping of variables that will be downloaded to Buyer.

CIS FDRI's Customer Inquiry System (CIS) is an on-line system for storing and accessing Statement, Detail or Memo information regarding a Cardholder Account.

CIS Detail               Each item of information regarding transactions that
                         have posted or will post to a Cardholder Statement such as charges, payments, credits and authorizations not aged off the Cardholder's file, Cardholder payment history, and real-time authorizations.

CIS Memo Each summary item, not individually exceeding 65 positions, that is stored with the Buyer's Cardholder Account information and is accessible by Buyer via Buyer's CRT terminals.

CIS Statement            Each set of statement and detail information regarding
                         Buyer's Cardholder Accounts that is stored on the FDRI system and accessible by Buyer via Buyer's CRT terminals. CIS Statement information includes the information set forth on a Cardholder Statement such as, but not limited to, the name, address, account number, statement date, payment date, cycle days, annual percentage rates, and monthly periodic rates.

Client-Defined Screen
  Transaction            Each transaction generated by Buyer in connection with
                         the FDRI product by which Buyer is able to design its display screens for presentation of on-line material using multiple screen options based upon its needs.

Company Card Report
  Mail Preparation       Each set of reports prepared by FDRI for mailing to a
                         company designated by Buyer in connection with company card services. For purposes of this Agreement, a set of reports shall mean all reports of a single company which are placed in a single envelope for mailing.

Computer to Computer
  (CPU) Authorization
  Inquiry Each authorization inquiry, including but not limited to address verification, received in FDRI protocol via a computer to computer (CPU-to-CPU) interface between FDRI's computer and the computer of Buyer or Buyer's Merchant, or via CRT terminals or leased line point-of-sale terminals that are on the premises of Buyer or Buyer's Merchant, where FDRI captures the identification number of Buyer's Merchant.

Confirmation Letter      Each daily report prepared by FDRI for use by Merchant
                         of Buyer to confirm all Ticket transactions received from Buyer's Merchant and processed the previous day via Electronic Ticket Capture (ETC) or tape. Service includes any preparation required for delivery. ETC is FDRI's proprietary product for electronic data capture at the point of sale.

Custom Forms Purchased   Any paper materials (including but not limited to
                         inserts, forms and agreements) ordered and purchased by FDRI on behalf of Buyer in connection with the Cardholder Statement and Insert services set forth in this Agreement.

CVV/CVC Verification
  Generation             Each value calculated and generated in connection with
                         a Transaction Card pursuant to VISA's Card Verification
                         Value (CVV) or MasterCard's Card Validation Code (CVC) directives.

Debit Summary File       Each Merchant debit transaction received from Buyer, or
                         a third party acting on Buyer's behalf, and reported by FDRI.

DES PIN Generation       Each Data Encryption System (DES) Personal
                         Identification Number (PIN) created by the FDRI System in connection with a plastic card produced by FDRI on behalf of Buyer.

Electronic Draft
  Storage Each paper copy of an ETC Ticket received from an ETC Ticket or tape Merchant of Buyer and stored by FDRI. In no event shall FDRI be responsible for Tickets not received in any batch from a Merchant of Buyer.

Embossing Set-Up         Each change of the type of card, card carrier, insert
                         and/or envelope during an input processing run.

Emergency Card or Cash
  Replacement Services   The capture and processing of information by FDRI's
                         Fraud Management Voice Operations in the performance of emergency cash authorization services or for coordinating the creation and delivery of a replacement card(s) for Buyer's Cardholder.

ETC Batch Header         Each electronic summarization of ETC Ticket
                         transactions deposited by Buyer or Buyer's Merchant and delivered to FDRI.

ETC Deposit Summary      Each weekly report sent to Merchant of Buyer's
                         confirming each deposit made during the week by such Merchant. Service includes any preparation required for delivery.

ETC Headquarters
  Report Each daily or weekly report sent to a headquarters' location of a Merchant of Buyer's, which contains ETC or tape transaction information for its individual Merchant location(s). Service includes any preparation required for delivery.

ETC Ticket               Each electronic ticket of a Merchant of Buyer that is
                         captured, by means of an electronic process, and forwarded to FDRI for processing and reporting.

ETC Ticket - Online
  Debit Each electronic on-line debit Transaction Card transaction of a Merchant of Buyer that is captured, by means of an electronic process, and forwarded to FDRI for processing and reporting in connection with FDRI's Acquiring Debit Services.

External Authorization
  Processing             Each Merchant authorization received from Buyer, or a
                         third party acting on Buyer's behalf, and reported by FDRI.

FDRI LinkUp Services     The set-up and monthly service charges associated with
                         the mailboxes utilized by Buyer to receive and send electronic mail from and to FDRI.

FDR/Noah Services        The set-up, on-line access, file load and other fees
                         associated with each program of the FDR/Noah Services utilized by Buyer.

Hot Stamp Plates/
  Logos Purchased        Each magnesium plate or logo ordered by FDRI on Buyer's
                         behalf.

Interface Services -
  Magnetic Tape
  Handling Each receipt of data by FDRI from Buyer or each forwarding of data to Buyer from FDRI via mailed or courier delivered magnetic media including, but not limited to, diskettes and magnetic tapes.

Interface Services -
  RJE/NDM Each transmitting or receipt of Buyer's data by FDRI via a central processing unit to central processing unit transmission using Remote Job Entry or Network Data Mover (RJE or NDM).

Interface Services -
  Tape to Tape           Each transmitting or receipt of Buyer's data by FDRI
                         via a central processing unit to central processing unit transmission using a tape to tape interface.

IRS Home Equity Form
  1098 Each Internal Revenue Service (IRS) Form 1098 prepared by FDRI's computer, in accordance with the Buyer's Product Control File settings or terminal entry made by Buyer, printed and mailed to Buyer's Cardholder. Service includes creation of a tape for Buyer's reporting of Cardholder information to the IRS.

Issuer Chargeback        Each return of a Ticket and receipt of the amount
                         thereof from an Issuer to an Acquirer as provided for in the then- current MasterCard and VISA international rules and regulations, or applicable domestic regulations. Issuer Chargebacks subsequently reversed by the Acquirer will be forwarded by FDRI to Buyer for resolution via the On-Line Direct Sell Chargeback
                         System.

Letter Each letter prepared by FDRI's computer, in accordance with Buyer's Product Control File settings or CRT entry requests made by employees of Buyer. Each such Letter shall have on-line composition and editorial features and options including signatures, logos, multiple type faces and additional page letter generation. Service includes any preparation required for delivery.

Letter - Additional
  Page Each printed output on the reverse side of a Letter (duplex printing) or each side of each sheet of 8 1/2" by 11" 24 lb. bond stock accompanying a Letter.

Letter - Certified Mail
  Handling Each Letter, with or without Letter Insert, which is handled separately from Buyer's first class mailings to provide certified delivery of said item. This does not include postage.

Letter - Group Samples   Each individual or set of Letters prepared by FDRI's
                         computer, in accordance with Buyer's Product Control
                         File settings or CRT entry requests made by employees of Buyer, which is printed and mailed to Buyer in a draft format for Buyer's review and approval.

Letter - Insert          Each inserting of advertising or other item of
                         information not contained on a Letter, including but not limited to generic reply envelopes, into a windowed envelope containing a Letter.

Letter - Priority
  Mailing Each Letter, with or without Letter Insert, which is handled separately from Buyer's first class mailings to provide next day delivery of said item.

Letter - Set-up,
  Revision or Deletion   Each addition, deletion or change, performed by FDRI on
                         behalf of Buyer, of a Buyer's Letter format or inputs including but not limited to digitized signatures and logos of Buyer.

Lost/Stolen Account
  Management and
  Investigation          Investigative services relating to Buyer's Cardholder
                         lost or stolen accounts including but not limited to lost/stolen account research; fraudulent activity investigation; Cardholder interviews; manual adjustments, chargebacks, and retrievals; and fraud and counterfeit reporting.

Lost/Stolen Account
  Processing             Automatic actions, relating to the processing of a
                         Cardholder's Account statused as lost or stolen, required to prompt Buyer fraud/security representatives, record the representatives directive(s) and request that a Cardholder Account number be listed in the appropriate Combined Warning
                         Bulletin; automatically report the cardholder's Account number to Visa and MasterCard's Authorization Exception
                         System, if applicable; systematically, based upon Buyer's pre-defined parameters, initiate the set-up of a new Cardholder Account; reconcile transactions posted but not yet statemented at the time of the Cardholder's reporting, including but limited to the transfer of valid transactions to the Cardholder's replacement account and identification and recording of non-valid transactions as fraudulent;
                         automatically request approved reissue of account plastic(s) and suspend reissue of account(s) not approved for review by Buyer; and automatically update the Cardholder's phone number in the Cardholder masterfile from the lost/stolen report.

Lost/Stolen Account
  Transaction
  Management System      Each transaction posting to a Cardholder Account of
                         Buyer statused as lost or stolen which is automatically identified and reported to an on-line work queue from which Buyer may initiate on-line transactions to produce a transaction adjustment, a chargeback, or a ticket retrieval request; issue an affidavit of fraud or forgery to Buyer's Cardholder; and/or report a fraudulent transaction to Visa or MasterCard.

Lost/Stolen Report -
  FDRI Entered           Each report of a lost or stolen Transaction Card from
                         the Cardholder of Buyer which is processed by FDRI's
                         Fraud Management Voice Operations. Reports entered on-line immediately change the external status and block authorization requests on the Cardholder Account.
                         Service includes lost/stolen reports received via collect call, telegram and telex.

Merchant 12B Letter      A letter sent directly to a Merchant of Buyer
                         requesting a Retrieval.

Merchant Account on
  File Each account of a Merchant of Buyer that remains on Buyer's masterfile at FDRI on the last processing day of the calendar month as defined on the MM-101 Merchant Profitability report or an equivalent.

Merchant Computer
  Letter Each Letter to a Merchant of Buyer prepared by FDRI's computer at the request of Buyer based upon Buyer's Product Control File or CRT entry requests made by employees of Buyer. Each such Letter shall have on-line composition and editorial features and the option of multiple page letter generation. This service includes any preparation required for delivery.

Merchant Hot Call
  Referral Each authorization referral from a Merchant of Buyer, in connection with a non-FDRI processed financial institution's Transaction Card, for which FDRI's Fraud Management Voice Operations intervenes to recover the account plastic or complete the authorization transaction.

Merchant Letter
  Additional Page        Each printed output on the reverse side of a Merchant
                         Computer Letter (duplex printing) or each side of each sheet of 8 1/2" by 11" 24 lb. bond stock accompanying a Merchant Computer Letter.

Merchant Letter Insert   Each inserting of advertising or other item of
                         information not contained on a Merchant Computer
                         Letter, including but not limited to generic reply envelopes, into a windowed envelope containing a Merchant Computer Letter.

Merchant New Account -
  FDRI Entered           Each new Merchant account of Buyer entered by FDRI on
                         Buyer's behalf.

Merchant Non-Monetary/
  On-line Transaction -
  FDRI Entered           Each Merchant Non-Monetary/On-line Transaction related
                         to Buyer's Merchant which is entered by FDRI on Buyer's behalf.

Merchant Non-Monetary/
  On-Line Transaction    Each entry and subsequent posting or unposting of
                         information to the Merchant Masterfile or an inquiry into the computer records of Buyer and its Merchants by the use of a terminal or tape.

Merchant Plates/
  Plastics Each plastic card or metal plate for which FDRI has mechanically raised personalized characters in accordance with Buyer's Product Control File settings and Merchant masterfile.

Merchant Statement       Each periodic summarization of activity (whether
                         printed or otherwise) associated with a Merchant
                         Account of Buyer. Service includes any preparation required for delivery.

Merchant Ticket - FDRI
  Entered Each Ticket from Buyer's Merchant that is transacted by a Cardholder from any Bank Identification Number (BIN), Interbank Card Association (ICA) or other Transaction Card system identification number and entered by FDRI on Buyer's behalf.

Merchant Ticket -
  Remote/Tape Entered    Each Ticket from Buyer's Merchant that is transacted by
                         a Cardholder from any Bank Identification Number (BIN),
                         Interbank Card Association (ICA) or other Transaction
                         Card system identification number, and entered remotely from Buyer's terminal(s) or via magnetic tape or tape transmission to FDRI by Buyer or a third party acting on Buyer's behalf.

Microfiche               Each page of microfiche provided to Buyer by FDRI.
                         Service includes any preparation required for delivery.

Non-Standard Job Run     Each scheduled daily, weekly or monthly production of a
                         data set on behalf of Buyer that is in addition to the standard data outputs produced by the FDRI System.

On-Line Access and
  Retrieval System
    (OARS) Services      Each page of Reports Management System (RMS) reports
                         which is stored by FDRI for on-line viewing and printing by Buyer's personnel. Storage of data by FDRI shall be for a period of sixty (60) days. Buyer, at its option, may elect to utilize any or all of the OARS
                         Services, CD-ROM Services and/or Microfiche Services for the same RMS reports. Notwithstanding anything in this Agreement to the contrary, Buyer is responsible for determining the acceptance of the OARS Services and the technology to be used under this Agreement to provide the OARS Services under state and Federal regulations, including but not limited to signature verification and the admissibility of documents into evidence. It is Buyer's responsibility to keep written or microform records, if such are required under state and Federal regulations because of the limited acceptance or admissibility of the OARS Services or the technology to be used under this Agreement to provide the OARS Services.

On-Line Credit Bureau
  Report Request         The transmission or receipt of credit application or
                         existing account information via video display terminals at Buyer's location to any of the principal credit bureaus presently interfaced to FDRI with which Buyer has established a written relationship that is in effect at all times during the term of this Agreement in order to determine the credit worthiness of an applicant/account. Anything in this Agreement to the contrary notwithstanding, in the event that Buyer's relationship(s) with all of the principal credit bureaus supported pursuant to this Agreement should be terminated at any time during the term of this Agreement, then FDRI's obligation to provide Credit
                         Bureau Report Requests shall automatically be terminated, without penalty or financial obligation of any type or kind to FDRI, on the effective date of the termination of Buyer's relationship(s) with such principal credit bureaus.

Output Records           Each Cardholder or Merchant record produced from the
                         FDRI system that is delivered to Buyer or a third party acting on Buyer's behalf, including but not limited to Buyer-selected personal identification numbers (PINs), credit balance refund checks and on-line report printing.

PC Remote Access
  Service Product by which Buyer and Buyer's Transaction Card Affiliates may access the FDRI System via a personal computer at Buyer's or the Affiliate's office in order to allow employees of Buyer or the Affiliate to perform certain terminal functions, including but not limited to the accessing of Cardholder or Merchant Account data, the entry of information concerning Buyer's Accounts and the uploading/downloading of data regarding Buyer's Accounts.

PIN/Post Mailer
  Processing             Each Personal Identification Number (PIN), and
                         associated PIN notice form, or mail verification form
                         (POST Mailer), related to Buyer's Cardholder. Service includes any preparation required for delivery including generic PIN form.

PIN/Post Mailer
  Production Edits       The edit functions performed on a PIN/Post Mailer
                         before printing. The service includes Mailer method changes, Mailer address changes, Mailer mail date changes and Mailer deletions.

PINpoint Inquiry         Each transaction selection (more than one selection may
                         be made during a call) made by a Cardholder of Buyer which accesses the Cardholder's account records for selected information by the use of a touch-tone telephone.

Plastic to Carrier
  Match/Merge            The electronic scanning of the account number on
                         Buyer's card carrier and the account number on the magnetic stripe (OCR line optional) of Buyer's plastics. Upon verification of match, insert from 1-4 matched plastic cards into carrier as per control line specifications and then burst, trim and fold carrier.

Plasticard Agent/
  Strategy Inserting
  Set-Up Each set-up due to a change in Buyer's Plasticard Insert at the agent/strategy level.

Plasticard Bulk
  Packaging 3 Digit
  Sort The separation from the production run of accounts from individual systems, principals, agents or grouping of zip codes through the use of designated mail codes. Includes sorting to a 3-digit level.

Plasticard Bulk
  Packaging 5 Digit
  Sort The separation from the production run of accounts from individual systems, principals, agents or grouping of zip codes through the use of designated mail codes. Includes sorting to a 5-digit level.

Plasticard Bulk
  Packaging - Basic
  Sort The separation from the production run of accounts from individual systems, principals, agents or grouping of zip codes through the use of designated mail codes.

Plasticard Expedited
  Turnaround             Accelerated mailing of all of Buyer's daily issue
                         plastics.

Plasticard Forms
  Purchased              Each item of paper material ordered by FDRI on behalf
                         of Buyer including but not limited to card carriers, inserts and envelopes.

Plasticard Hot Stamping  Each plastic card of Buyer's Cardholders whose image is heat-pressed from a magnesium plate made by FDRI with camera-ready art furnished by Buyer.

Plasticard Indent
  Printing Each plastic card of Buyer's Cardholders that FDRI has used impact printing on its back.

Plasticard Inserting     The inserting of each accompanying piece of materials
                         into a #10 windowed envelope along with a pre-folded card carrier containing a merged Cardholder plastic.
                         Excludes inserts required by state or Federal law.
                         Buyer supplies inserts.

Plasticard Job
  Processing             Each scheduled daily receipt of a Buyer's off-line
                         Cardholder Account information, including logging onto the system and setting up control reports for each input.

Plasticard Mail
  Assembly The matching of like carriers into one or more packages.

Plasticard Mail
  Handling Mail preparation and handling fees associated with non-first class mailings of Buyer's Cardholder and Merchant plastics.

Plasticard Mail
  Integration            The mixture by FDRI of a mail item containing an
                         embossed plastic with several other types of mailing items prior to their delivery to the United States
                         Postal Service for mailing. Anything in this Agreement to the contrary notwithstanding, Buyer understands and agrees that, with respect to any embossed plastics for which FDRI provides Plasticard Mail Integration
                         Services, the normal turnaround for the mailing of such embossed plastics shall, for purposes of this Agreement, be delayed by one (1) business day.

Plasticard Manual Rush
  Emboss - 2 Day         Rush servicing (between 24 and 96 hours) of Buyer
                         request for an embossed Cardholder plastic and/or
                         PIN/POST Mailer received from hardcopy, fax or mail, reports or requests. Includes manual embossing, carrier printing, hand inserting and other services required to prepare the plastic for delivery, and applies to any piece handled separately from Buyer's Standard
                         Embossing services.

Plasticard Manual Rush
  Emboss - Same Day      Rush servicing of Buyer request for an embossed
                         Cardholder plastic received from hardcopy, fax or mail, reports or requests where FDRI mails or delivers the plastic to a courier during the same day of the Buyer's request. Includes manual embossing, carrier printing, hand inserting and other services required to prepare the plastic for delivery, and applies to any plastic piece handled separately from Buyer's Standard
                         Embossing services.

Plasticard Purging       Each removal of a card package and/or printed PIN/POST
                         Mailer from the delivery/mail stream prior to delivery to Buyer or Buyer's Cardholder.

Plastics Purchased       Each item of plastic stock ordered by FDRI on behalf of
                         Buyer.

POS Authorization - 950
  Access Each dial-up point-of-sale terminal inquiry serviced by FDRI for Merchants of Buyer by the use of a dial-up point-of-sale terminal and 950 telecommunication services. Buyer shall pay FDRI for each instance during which FDRI had electronic contact with a Merchant of Buyer and receives the Merchant number.

POS Authorization -
  Local Line Inquiry     Each dial-up point-of-sale terminal inquiry serviced by
                         FDRI, including but not limited to address verification, for Merchants of Buyer by the use of a dial-up point-of-sale terminal and local line telecommunication services. Buyer shall pay FDRI for each instance during which FDRI had electronic contact with a Merchant of Buyer and receives the Merchant number.

POS Authorization - WATS
  Line Inquiry           Each dial-up point-of-sale terminal inquiry serviced by
                         FDRI, including but not limited to address verification, for Merchants of Buyer by the use of a dial-up point-of-sale terminal and WATS line telecommunication services. Buyer shall pay FDRI for each instance during which FDRI had electronic contact with a Merchant of Buyer and receives the Merchant number.

Potential Chargeback
  Queue Each recording and display in an on-line work queue of transactions posting to a Cardholder Account of Buyer that exceed a Merchant's floor-limit and cannot be matched to an authorization record.

Premier Authorization
  Inquiry Each interactive touch tone authorization inquiry serviced by FDRI for Merchants of Buyer. Buyer shall pay FDRI for each instance during which FDRI has electronic contact with a Merchant of Buyer and receives the Merchant number. In addition, if a Premier authorization inquiry results in a Voice Authorization Inquiry, Merchant request for assistance or a security action, Buyer will pay FDRI for the Premier authorization and the appropriate voice and/or security action charge as provided in this Agreement.

Referral Queue           Each recording and display in an on-line work queue of
                         a Cardholder Authorization Referral to which a Merchant has failed to respond.

Referral Recovery        Each referral authorization message handled by FDRI on
                         behalf of Buyer's Merchant.

Retrieval                Each request serviced by FDRI in response to a request
                         for a Merchant Ticket or copy of the same stored at FDRI, on behalf of Buyer, or available through MasterCom services. Retrieval services can include but are not limited to the manual fulfillment of the request by an FDRI representative or the use of a MasterCom or VISA workstation, modem, scanner and proprietary system developed by MasterCard or VISA to enable the storage and transfer of documents as electronic images for retrieval purposes. With regard to the latter, FDRI will (a) receive, via a MasterCom or VISA workstation located at FDRI's premises, a copy of a Ticket image previously requested from an Acquirer by Buyer or a notification from MasterCard or VISA that the Acquirer has failed to return a Ticket image within the time period permitted by MasterCard or VISA rules,
                         (b) mail a copy of the Ticket image or notification to Buyer within two (2) days following receipt of the Ticket image or notification and (c) transmit Buyer's acceptance or rejection of each Ticket to MasterCard or VISA following receipt of Buyer's written instructions on acceptance or rejection of such Ticket. Following receipt by FDRI of a request on the MasterCom or VISA system for a facsimile of a Ticket previously acquired by Buyer and stored at FDRI, FDRI will retrieve the Ticket or a facsimile thereof and within five (5) days of receiving the request forward an image of such Ticket to the requesting party utilizing a MasterCom or VISa workstation located at FDRI's premises. Following receipt by FDRI of a request on the MasterCom or VISA system for a facsimile of a Ticket previously acquired by Buyer and stored away from FDRI's premises, FDRI will (a) mail a request to the custodian of the Ticket within two (2) days and (b) utilizing a MasterCom or VISA workstation located at FDRI's premises forward an image of such Ticket to the requesting party within two
                         (2) days after the receipt of a facsimile of such Ticket from the custodian.

Returned Account
  Plastics Immediately
  Delivered (RAPID)      For each undeliverable Transaction Card, FDRI will
                         research and attempt to reroute to the Cardholder's new address. FDRI will also enter the address change on the Cardholder masterfile. Returned Transaction Cards of
                         Cardholders for which no new address is available, and those which Buyer elects not to reroute, shall be destroyed.

RMS Report - Hardcopy    Each FDRI Reports Management System (RMS) report
                         provided to Buyer by FDRI via hardcopy. Service includes any preparation required for delivery.

RMS Reports - On-Line
  View Each FDRI Reports Management System (RMS) report provided to Buyer by FDRI via the FDRI on-line system.

RMS Reports - RJE/NDM    Each FDRI Reports Management System (RMS) report
                         provided to Buyer by FDRI via remote job entry (RJE) or Network Data Mover (NDM).

Service Plus Help Call   Each instance in which a Merchant of Buyer calls the
                         Service Plus Help Center.

Service Plus Registered
  Merchant Each Merchant location of Buyer participating in the Service Plus Help Center program.

Standard Embossing
  Services Each plastic card for which FDRI has mechanically raised personalized characters prepared at the request of Buyer based upon Buyer's Product Control File or a CRT entry request made by an employee of Buyer, or in response to a receipt of a magnetic tape or transmission from Buyer of embossing files in a format defined by FDRI. Includes up to three lines of alpha-numeric font and one line of OCR font on a ".030" plastic, the recording and verifying of data on the Transaction Card's magnetic stripe, and tipping the plastic through the placement of a contrasting color plastic film on the raised embossed characters

Transaction Level
  Processing (TLP)
  Promotional Balance
  on File The monthly charge for each promotional purchase balance, associated with a Cardholder Account of Buyer (several promotional purchase balances may exist at the same time for the same Cardholder Account), which remains on the FDRI System on the last processing day of the calendar month, as defined on the CD-121 Ledger Activity Report or the equivalent report (e.g. - the CD-621 Report ).

Ultragraphics            Each logo placed on the front of Buyer's Transaction
                         Cards through the use of a thermal image process.

Vault Storage            The inventory and storage of plastics procured through
                         a source other than FDRI.

Voice Authorization
  Inquiry Each Merchant authorization request received by FDRI through voice inquiries from Merchants of Buyer, including collect calls, or via telegrams and telexes from countries outside of the United States.

                                  EXHIBIT "B"
                                  -----------

                                    PAYMENT


I.  REIMBURSEMENTS AND ASSESSMENTS

    a. The communications data circuit, including the reoccurring service charge, service termination fees and required modem(s) (data sets) at Buyer's location(s) and FDRI, terminal(s) and any other directly associated expenses, shall be at Buyer's expense. The data circuit cost will be no greater than that associated with a point-to-point digital data circuit(s) based on the tariffs of FDRI's primary carrier. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by Buyer. The actual circuit speed and ensuing cost will be determined by Buyer's communications requirements.

    b. Buyer shall be responsible for and billed directly for any MasterCard, VISA or other Transaction Card dues, fees and assessments. Buyer shall reimburse FDRI for Base Access Fees incurred by FDRI on behalf of Buyer. (IN -3513)

    c. Buyer shall pay all courier expenses associated with the transportation of reports and documents from Buyer to FDRI and from FDRI to Buyer.

    d. FDRI agrees to act as an agent on behalf of Buyer and Buyer shall reimburse FDRI for the purchase on Buyer's behalf of the postage required to mail Cardholder Statements, Merchant Statements, collection notices, letters and other materials mailed by FDRI on behalf of Buyer and Buyer's Transaction Card Affiliates. The amount reimbursed by Buyer to FDRI for postage while this Agreement is in effect will be: (i) the then current first class postage rate for mailings not qualifying for the pre-sorted rebate or (ii) based upon the monthly rate of all mailings of the particular location of FDRI from which the mailings were sent that qualify for the discount pre-sorted rate and the number of mailings sent on behalf of Buyer from that location during the month, the then current discount pre-sorted rate. (IN - 7401, 7671)

    e. For each Reward processed by FDRI, Buyer shall reimburse FDRI for the amount of the Reward payment to the Merchant, plus any additional fees or charges to which FDRI is entitled under applicable MasterCard and VISA rules and regulations in connection with the processing of such Reward. A Reward shall mean each monetary payment made to a Merchant for the recovery of a statused Transaction Card of Buyer, which payment is processed by FDRI in accordance with the reward schedule established by MasterCard and VISA for card pick-up. (IN -7915)

    f. Buyer shall reimburse FDRI for special service set-up/certification fees and charges, training fees and programming fees including but not limited to the lock box retainer fee and set up/training charges associated with FDRI's Remittance Processing Services, Customer Inquiry Management System (CIMS) Services, PIN Management System Services, Extended CIS Services, Application Processing Services, PC Remote Access Services, Account-Level Processing (ALP) Services, Online Access and Retrieval System (OARS) Services, Acquiring Debit Services, Transaction

        Level Processing (TLP) Services, ANI Card Activation Services and other services requiring special programming or training. Prices for such services shall be provided by FDRI upon Buyer's request.

     g. Buyer shall reimburse FDRI for destroyed forms, product service selects, network control requests, equipment sales, supplies and documentation manuals.


II. SERVICE FEES

a.      CARDHOLDER FEES

 IN   Item                                               Per Item Charge
 --   ----                                               ---------------

7204  Cardholder Account on File                         $  .0175  /month/account
7260  Account-Level Processing (ALP) - Cardholder
           Pricing Account on File                             Quote /month/account
                                                                      on ALP
2836  Transaction Level Processing (TLP) Promotional
           Balance on File (monthly)

            Ratio of Total Promotional Balances
           on File for Buyer to Total Cardholder
          Gross Active Accounts on File for Buyer
         Upon the Conclusion of a Calendar Month
                 (Expressed as a Percentage)
         ----------------------------------------
                   0.00% - 10.00%                           .2000
                  10.01% - 20.00%                           .1700
                  20.01% - 30.00%                           .1400
                  30.01% - over                             .1000/month/promotional
                                                                  balance
7205  Cardholder Statement                                  .1381 /statement
7240  Cardholder Statement Mailing                          .0735 /statement
7206  Cardholder Statement Insert                           .0112 /insert
7207  Letter                                                .1600 /letter
      Letter Optional Services:
7208        -Letter Insert                                  .0155 /insert
7209        -Letter Additional Pages                        .0830 /item
7210        -Letter Priority Mailing                        .1040 /item
7211        -Letter Certified Mail Handling                 .4695 /item
7212        -Letter Group Samples                           .0830 /item
7213        -Letter Set-Up, Revision or Deletion
               (1/2 hour minimum)                         65.0000 /hour
7214  Cardholder Notice                                     .1200 /item
7215  Cardholder Monetary Transaction                       .0128 /item
7216  Cardholder Non-Monetary/Online Transaction            .0090 /transaction




                                       2


7223  Cardholder Monetary/Non-Monetary
           Transaction - FDRI Entered                          Quote /transaction
7224  Cardholder New Accounts - FDRI Entered                   Quote /account
7311  CIS Statement                                            .0076 /statement stored
                                                                      per month
7312  CIS Detail                                               .0012 /detail stored per
                                                                      month
7219  CIS Memo                                                 .0008 /memo stored per
                                                                      month
7232  CIMS Regular Workcase                                    .1239 /workcase
7233  CIMS WOV Workcase                                        Quote /workcase
7234  CIMS Log-Only Workcase                                   .0450 /workcase
7255  CIMS Regular Workcase Action                             .0196 /item
7222  On-Line Credit Bureau Report Request                     .4300 /request
3510  Cardholder Authorization Inquiry                         .0138 /inquiry
7217  Issuer Chargeback                                       1.1500 /chargeback
7226  PINpoint Inquiry                                         .5000 /inquiry
7227  Cardholder Annual Activity Summary                       .3025 /summary
7228  Cardholder Annual Activity Summary Detail Storage        .0563 /account
7230  Company Card Report Mail Preparation                     .3700 /set of reports
7231  IRS Home Equity Form (1098)

           Number of IRS Home Equity Forms
             1098 During a Processing Year
           -------------------------------
                      0 - 2,500                               1.2500**
                  2,501 - 5,000                               1.1000
                  5,001 - 10,000                               .9500
                 10,001 - 20,000                               .8500
                 20,001 - over                                 .7500 /form

7236  ACCD Downloaded Account                                  .0160 /account
7237  Check Order Service                                      .0515 /account
7316  Client-Defined Screen Transaction                        .0035 /transaction
7600  Embossing Set Up                                        3.0000 /series of like plastics
7601  Standard Embossing Services                              .2300 /plastic embossed
7602  Card Carrier Printing                                No Charge /carrier
7603  Plastic to Carrier Match/Merge                       No Charge /plastic
7604  Carrier Insert/Meter/Mail                            No Charge /carrier
7605  Vault Storage                                            .0194 /plastic levied upon
                                                                      receipt of shipment
7606  Plasticard Mail Handling                                 .4506 /account plus postage
7608  PIN/Post Mailer Processing                               .0900 /account
7670  PIN/Post Mailer Production Edits                         Quote /edit
7663  DES PIN Generation                                       .0416 /DES PIN generated
7609  Plasticard Manual Rush Emboss - Same Day               28.1727 /account



7610  Plasticard Manual Rush Emboss - Two Day                4.5076 /account
7611  Automatic Rush Embossing                              13.5229 /account
7640  Plasticard Expedited Turnaround                         Quote /plastic
7612  Hot Stamp Plates/Logos Purchased                        Quote
7613  Plasticard Hot Stamping                                 .0600 /plastic
7614  Ultragraphics                                           .1125 /plastic
7615  Plasticard Purging                                      .1126 /account
7616  Plasticard Inserting                                    .0115 /insert
7617  Plasticard Mail Integration                             .0437 /item
7618  Plasticard Job Processing                             33.8072 /tape
7619  Plasticard Agent/Strategy Inserting Set-Up              Quote /set up
7620  Plasticard Indent Printing                              .0250 /plastic
7621  Braille Embossing                                      5.0000 /plastic
7622  Card Activation Labeling-General Use                    .0587 /plastic
7623  Card Activation Labeling-Selective Use                  .0880 /plastic
7624  CVV/CVC Generation Verification                         .0100 /calculated value
7625  Plasticard Bulk Packaging - Basic Sort                  Quote /account
7633  Plasticard Bulk Packaging - 3-Digit Sort                Quote /account
7634  Plasticard Bulk Packaging - 5-Digit Sort                Quote /account
7626  Plasticard Mail Assembly                                Quote
7627  Plasticard Forms Purchased                              Quote
7628  Plastics Purchased                                      Quote
7900  Lost/Stolen Account Processing                         2.2500 /account processed
7901  Lost/Stolen Report - FDRI Entered                      5.9776 /report
7902  Cardholder Hot Call Referral                           3.5915 /referral
7904  Cardholder Hot Call Fraud Referral                    14.2640 /referral
7905  Emergency Card or Cash Replacement Services             .0027 /account on file
7906  Returned Account Plastics Immediately
      Delivered (RAPID)                                      2.6313 /plastic
7907  Automatic Chargeback                                   2.0579 /chargeback initiated
7908  Lost/Stolen Account Management and Investigation      16.0000 /accounts reported
                                                                     lost or stolen
7909  Lost/Stolen Account Transaction Management System       .5636 /transaction
7910  Potential Chargeback Queue                              .0558 /account in queue
                                                                     per day
7911  Referral Queue                                          .0600 /account in queue
                                                                     per day
7912  Card Activation-Voice Call-FDRI                        1.2500 /transaction
7913  Card Activation-ARU Call-FDRI                           .5100 /transaction
7923  Card Activation-ANI Call-FDRI                           Quote /transaction
7914  Card Activation Buyer Processed                         .0424 /transaction


b.    MERCHANT FEES

 IN   Item                                                 Per Item Charge
 --   ----                                                 ---------------

5700  Merchant Account on File                            $  .5075 /month/account
5701  Additional Merchant Card Types On File                 .2431 /month/account
5702  Merchant Statement                                     .0790 /statement
5703  Merchant Ticket-FDRI Entered                           .1100 /item
5704  Merchant Ticket-Remote/Tape Entered                    .0500 /item
5705  Batch Header-FDRI Entered                              .1100 /header
5706  Batch Header-Remote/Tape Entered                       .0500 /header
5707  Acquirer Chargeback                                   1.6500 /chargeback
5708  Retrieval                                             2.4000 /retrieval
5712  Merchant Non-Monetary/Online Transaction               .0680 /transaction
5713  Merchant New Account-FDRI Entered                      Quote /account
5726  Merchant Non-Monetary/Online
           Transaction-FDRI Entered                          Quote /transaction
5727  Merchant 12B Letter                                    .7500 /letter
5770  Merchant Computer Letter                               .1500 /letter
5771  Merchant Letter Insert                                 .0155 /insert
5772  Merchant Letter Additional Page                        .0830 /page
5714  ETC Ticket                                             .0280 /item
5715  ETC Ticket-Online Debit                                Quote /item
5717  ETC Batch Header                                       .0300 /header
5718  ETC Headquarters Report                                .1200 /report
5719  Electronic Draft Storage                               .0800 /item
5720  ETC Deposit Summary                                    .5000 /summary
5721  Confirmation Letter                                    .1800 /letter
5722  Service Plus Registered Merchant                      1.3000 /merchant location
5723  Service Plus Help Call                                1.7000 /call
3501  Voice Authorization Inquiry                            .8000 /inquiry
3502  POS Auth-Local Line Inquiry                            .1000 /inquiry
3503  POS Auth-WATS Line Inquiry                             .1000 /inquiry
3504  POS Auth-950 Access                                    .0900 /inquiry
3505  ARU Auth-Local Line Inquiry                            .2800 /inquiry
3506  ARU Auth-WATS Line Inquiry                             .4000 /inquiry
3507  Computer to Computer (CPU) Authorization Inquiry       .0500 /inquiry
3508  Batch Authorization Inquiry                            .0335 /inquiry
3516  Premier Authorization Inquiry                          .6200 /inquiry
3517  External Authorization Processing                      .0165 /record
3518  Debit Summary File                                     .0100 /transaction
3519  Address Verification - Voice                           Quote /request
7607  Merchant Plates/Plastics                               .5549 /plate or plastic
7903  Merchant Hot Call Referral                            4.5076 /referral



c.    NON-SPECIFIC FEES

 IN   Item                                                      Per Item Charge
 --  -----                                                      ---------------

3509  Referral Recovery                                    $ 2.3000 /referral
3515  Assistance Request (Voice)                             2.5000 /request
7229  Output Records                                          .0515 /data record
7402  Non-Standard Job Run                                  50.0000 /data set
7403  RMS Reports-Hardcopy                                    .0200 /page
7404  RMS Reports-RJE/NDM                                     .0168 /page
7405  RMS Reports-On-Line View                                .0180 /page
7406  Microfiche                                             1.0000 /page
7413  Online Access and Retrieval System (OARS) Services      Quote /page
7411  Interface Services-RJE/NDM                             5.1500 /transmission
7412  Interface Services-Tape to Tape                       13.0000 /transmission
7408  Interface Services-Magnetic Tape Handling             28.0000 /tape
7407  PC Remote Access Service (500 minute
      per month minimum per user i.d. number)

           Total Minutes of Usage
           During a Calendar Month
           -----------------------
                 500 -   750                                  .2400
                 751 - 1,250                                  .2100
               1,251 - 1,500                                  .1900
               1,501 - over                                   .1800 /minute

7637  Custom Forms Purchased                                  Quote

      FDR/Noah Cardholder Program:
          -Initial Preparation, Set-Up
           and Training                                  3,900.0000
5600      -Monthly On-Line Access Fee (includes
           access to FDRI/Noah one day per week)
              First 100,000 accounts                          .0210 /account
                                                             ($500 minimum/month)
              100,001 to 500,000 accounts                     .0125 /account
              additional accounts beyond 500,000              .0057 /account
5612     -Monthly Update of File
             80,000 and fewer accounts                        .0120 /account
             over 80,000 accounts                          700.0000 plus $.0035/account
                                                              ($2,850 maximum/month)
      FDR/Noah Merchant Program
          -Initial Preparation and Set-Up                  500.0000
5603      -Monthly On-Line Access Fee (one
           day per week)                                   300.0000 plus $.0270/account



5602       -Monthly Update of File                            .0100/account
                                                              ($75 minimum/month)
      FDR/Noah STATS Program
5613       -Initial Preparation and Set-Up                 900.0000
5614       -Monthly File Loads                             120.0000 /month
           -Monthly On-Line Access Fee (one
            day per week)                                   25.0000 /megabyte
                                                              ($25 minimum/month)
      FDR/Noah Product Control File Frogram
5612       -Initial Preparation and Set-Up                 600.0000
           -Monthly File Loads                             400.0000 /month
           -Monthly On-Line Access Fee (one
            day per week)                                  100.0000 plus $15/100 agents
      FDR/Noah Rejected Application File Program
5612       -Initial Preparation and Set-Up                 650.0000
           -Monthly File Loads                             120.0000 /month
           -Monthly On-Line Access Fee (one
            day per week)                                   25.0000 /month retained
      FDR/Noah Annual Activity Summary Program
5612       -Initial Preparation and Set-Up                 500.0000
           -Monthly, Quarterly or Annual File Loads           .0050 /account/load
                                                              ($250 minimum/load)
           -On-Line Access Fee (one day per week):
              Monthly                                         .0200 /account
              Quarterly                                       .0250 /account
              Yearly                                          .0300 /account
                                                              ($250 minimum/period)
      FDR/Noah Risk Management Application Program
5612       -Initial Preparation, Set-Up and Training     3,900.0000
           -Daily Table Load for Three Tables              200.0000 /day
           -Monthly On-Line Access Fee (5 days
            per week only)                                  52.50 /megabyte
           -Formulation of Additional Stored
            Commands or Table Redesign                     100.0000 /hour


    d. For purposes of the billing of RMS Reports: (i) if Buyer's standard (or default) setting for a particular report is "0", then all pages of RMS On-Line View, RMS Hardcopy and RMS RJE of such report provided by FDRI to Buyer shall be billed to Buyer at the prices above, or (ii) if Buyer's standard (or default) setting for a particular report is a value other than "0", then each page of the RMS On-Line View of such report provided by FDRI to Buyer shall be at no charge and each page of RMS Hardcopy and RMS RJE of such report shall be billed to Buyer at the prices above.

    e. FDRI will generate embossing information based upon Buyer's Product Control File (or, at Buyer's option, receive embossing information via tape from Buyer), use such information to prepare the embossed plastic and mail the embossed plastic on behalf of Buyer to its Cardholder at the Cardholder's then current address.

    f. If a Merchant of Buyer attempts to use its normal line to obtain an authorization and the Merchant is unable to use such line and uses another line, Buyer shall pay FDRI at the rate charged for the line used by the Merchant.

    g. Local lines for authorization services are available in the cities listed on-line under a TC-400 transaction.

    h. The price above for POS 950 Access is based upon response times associated with a Merchant POS device utilizing a 1200 bit per second
        (bps) data line. In the event that Buyer's Merchants which elect to receive 950 Access from FDRI hereunder operate a Merchant POS device utilizing a data line with less than a 1200 bps capability, then FDRI shall have the right, at its sole discretion, to increase at any time the price then currently being charged to Buyer for 950 Access in connection with the 950 Access Inquiries generated by any such Merchants. 950 Access is available to certain telephone number prefixes, listed by area code, as set forth in FDRI's then current list of such prefixes. Such list shall be provided to Buyer upon request.

    i. The prices set forth in paragraph b above are based upon the data lines, WATS lines and other rates charged to FDRI by the communications common carrier as of May 1, 1995 and are subject to change if such data lines, WATS lines or other rates charged to FDRI are increased by the communications common carrier prior to the signing of this Agreement by FDRI.

    j. For the uploading or downloading of information to or from the FDRI System via the PC Remote Access Services, Buyer shall, in addition to charges set forth above, pay FDRII $6.50 for each such upload or download of information.

    k. The FDR/Noah Cardholder Program is required in order to obtain the other FDR/Noah Programs.

    l. For multiple day on-line access to the FDR/Noah Cardholder, Merchant, STATS, Product Control File, Rejected Application File and Annual Activity Summary Programs, multiply the one-day on-line access fee by the following:

       Number of Consecutive Business
          Days of Access Per Week          Multiplication Factor
       ------------------------------      ---------------------

                 2                                  1.5
                 3                                  1.7
                 4                                  1.9
                 5                                  2.1


     m. During the period for which Buyer elects to receive FDR/Noah Cardholder and Merchant Program services (hereinafter referred to as the "FDR/Noah Usage Period"), FDRI hereby agrees to discount the amount to be paid to FDRI by Buyer monthly for the FDR/Noah Cardholder and Merchant Program services set forth in paragraph c above based upon the number of years of the FDR/Noah Usage Period. The amount of such discount shall be as follows:


         Number of Years of the
         FDR/Noah Usage Period                    Percentage Discount
         ----------------------                   -------------------

              1 year                                         0%
              2 years                                     12.5%
              3 years                                       20%
              4 years or more                               30%

         In the event that such services are terminated for any reason prior to the conclusion of the FDR/Noah Usage Period, then, upon the effective date of such termination, FDRI shall calculate the actual number of whole years of the FDR/Noah Usage Period which have elapsed, and the appropriate Percentage Discount which should have been applied. Based upon such calculations, FDRI shall then calculate the actual amount owed to FDRI in accordance with the FDR/Noah Cardholder and Merchant Programs during such period. If, during such period, Buyer paid FDRI less than the amount owed to FDRI based upon the actual number of whole years of the FDR/Noah Usage Period which have elapsed, and the appropriate Percentage Discount, then Buyer shall pay FDRI the amount which has been underpaid. FDRI shall submit to Buyer an invoice for such amount within sixty (60) days after the effective date of the termination of this Agreement, and such invoice shall be due and payable by Buyer upon receipt.

     n. FDR/Noah On-Line Access Fee charges set forth in paragraph c above are based upon the actual amount of disk space used. Size approximations are available upon request.

     o. For purposes of the TLP Services set forth in paragraph a above, Gross Active Accounts on File shall be as set forth on the CD-121 Ledger Activity Report or the equivalent report (e.g. - the CD-621 Report).

III. Commencing on the effective date of this Agreement, Buyer shall pay FDRI for each annual volume-sensitive service ("Service") at the rate indicated by "**". Upon the expiration of each Processing Year, FDRI shall calculate the actual volume of each item of Service during such Processing Year and then determine the appropriate price per item of each Service. Based upon such calculation, FDRI shall then calculate the total amount of processing fees owed by Buyer to FDRI during such Processing Year. If, during any Processing Year, Buyer shall have paid FDRI more or less than the amount owed to FDRI based upon the above calculations, then FDRI shall issue a credit to Buyer for any amounts due Buyer under this Section or invoice Buyer for any amounts due FDRI, as appropriate. The fees charged for each item of Service during each subsequent Processing Year shall be based upon the previous Processing Year's volumes.

    IV. For purposes of this Exhibit "B": (i) "IN" means the item number for such service or product and (ii) "Quote" means this Agreement does not contemplate the use of this service or product, but FDRI shall, on the request of the Buyer, provide a price for such service or product.

   V. For any services performed by FDRI at Buyer's direction which are neither set forth in this Exhibit nor covered by a separate agreement, Buyer shall pay FDRI for such services at FDRI's then current standard rates.